UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2024

Date of Report (Date of earliest event reported)

Aquaron Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41470	86-2760193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 Madison Ave. 8th Floor New York NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 970-2181

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AQU	The Nasdaq Stock Market LLC
Rights	AQUNR	The Nasdaq Stock Market LLC
Units	AQUNU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.03 is incorporated by reference in this Item 1.01

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 6, 2025, Aquaron Acquisition Corp. (the “Company”) issued an unsecured promissory note in the aggregate principal amount of $20,000 (the “Note”) to HUTURE Ltd. (“Huture”) in exchange for Huture depositing such amount into the Company’s trust account in order to extend the amount of time it has available to complete a business combination. The Note does not bear interest and mature upon closing of a business combination by the Company. In addition, the Note may be converted by the holder into shares of common stock of the Company identical to the common stock issued in the Company’s initial public offering at a price of $10.00 per unit (each unit is consisted of one share of common stock and one right to receive one-fifth (1/5) of a share of common stock).

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in a Current Report on Form 8-K filed on August 30, 2024, the Company received a deficiency letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company did not timely regain compliance with Listing Rule 5550(a)(3) (the “Minimum Public Holders Rule”). The Company requested a hearing before the Panel, at which it presented its plan to evidence compliance with the initial listing criteria set forth in the Rule upon the completion of its proposed business combination with Huture.

On November 4, 2024, the Company received a decision letter from the Nasdaq Hearings Panel (“Panel”) granting the Company’s request to continue its listing on the Nasdaq, subject to the condition that, on or before February 24, 2025, the Company shall demonstrate compliance with Nasdaq Listing Rule 5505 (the “Rule”). This decision follows the Company’s hearing before the Panel on October 17, 2024, regarding its non-compliance with the Minimum Public Holders Rule.

On March 6, 2025, the Company received a determination letter (the “Delisting Notification”) from the Nasdaq stating that the Panel has determined to delist the Company’s common stock, par value $0.0001 per share (the “Common Stock”) from the Nasdaq Capital Market, and Nasdaq will accordingly suspend trading in the Company’s Common Stock, effective at the opening of trading on March 7, 2025, because the Company has not demonstrated compliance with the Rule.

Pursuant to the Delisting Notification, the Company has a period of 15 days from the date of the Delisting Notification to submit a written request for a review of the Panel’s delisting determination by the Nasdaq Listing and Hearing Review Council (the “Listing Council”). Unless the Company submits a timely request for the Listing Council’s review of the Panel’s delisting determination, the Company expects that a Form 25-NSE will be filed with the Securities and Exchange Commission (“SEC”), which would remove the Company’s securities from listing and registration on Nasdaq. The Company has not yet determined if it will request a review of the delisting determination by the Listing Counsel. If the Company requests such a review, it would stay the filing of the Form 25-NSE pending the Listing Council’s review, but would not stay the suspension of trading in the Company’s Common Stock on the Nasdaq Capital Market. In addition, if the Company requests a review, there can be no assurance that the Listing Council would grant the Company’s request for continued listing on the Nasdaq Capital Market.

The Company anticipates that its Common Stock may be immediately eligible to be quoted on an over-the-counter trading market. However, there can be no assurance that the Company’s Common Stock will be admitted to trading on any over-the-counter trading market.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements. Forward-looking statements generally relate to future events or the future financial or operating performance of the Company. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such statements may include, but are not limited to, statements regarding the Company’s expectations regarding a hearing before the Panel and a stay of the suspension of trading on the Company’s securities. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company, are inherently uncertain.

Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as may be required by law, the Company does not undertake any duty to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2025

AQUARON ACQUISITION CORP.

By:	/s/ Yi Zhou
Name:	Yi Zhou
Title:	Chief Executive Officer